Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Fiscal Year 2015 Financial Results

Growth and Strategic Partnerships Help Achieve Gross Profit Increase of 15 Percent,

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

MILWAUKEE (March 30, 2016) - Telkonet, Inc. (OTCQB: TKOI), creator of the EcoSmart platform of intelligent in-room automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for fiscal year ended December 31, 2015. Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today at 4:30 p.m. EST/3:30 p.m. CDT.

“Telkonet’s gross profit increased 15 percent on moderate revenue growth demonstrating healthy core financials that will allow the company to achieve maximum returns as we accelerate sales,” said Jason Tienor, Telkonet CEO. “And we’ve continued to expand our innovative Internet-of-Things platform and robust sales channel surrounding EcoSmart, our highest margin business line posting 23% year over year growth and positioning the business to take advantage of the rapidly growing IoT industry.”

Telkonet’s goal to increase top line revenue growth is being achieved through strategic product, team and partnership growth. In 2015, the company demonstrated a commitment towards sales acceleration through several key initiatives:

•	Research and Development: Telkonet invested in R&D to launch new products such as the innovative EcoTouch thermostat and evolutionary EcoSense+ and EcoContact+, to be announced today.
•	Team Growth: Key support staff has allowed the company to significantly extend sales efforts. An outside marketing firm was also retained to increase market penetration and awareness.
•	Key Partnerships to Grow EcoSmart: A partnership with Deutsche Asset and Wealth Management was established to design, implement and fund energy savings upgrades for large-scale commercial properties, offering a 100 percent savings guarantee due to the ROI delivered by EcoSmart. Additionally, Telkonet partnered with Samsung to release and deploy the fully integrated Smart Hospitality Room to market and promote the EcoSmart platform in the hospitality sales channel.

“Through innovative platform development, new sales expansion and growing partnerships, we’ve positioned the company well for sustainable, rapid, profitable growth moving forward,” said Tienor.

Financial Highlights

-	Revenue from our EcoSmart Platform increased $1.4 million, or 23 percent year over year
-	Gross Profit increased by $1.1 million, or 15 percent over fiscal 2014
-	Fiscal 2015 Gross Margins expanded to 55 percent, compared to 49 percent for fiscal 2014
-	Revenue from resellers up 24 percent, or $1.2 million for fiscal 2015
-	Education channel sales grew to its highest level ever increasing by 46 percent to make up 13 percent of Telkonet’s overall sales
-	Working capital deficit improved by $0.4 million year over year
-	Total annual recurring revenue growth of 9 percent
-	EBITDA profitability of 2 percent and Operating Income of 1 percent
-	Accounts Receivable grew 44 percent year over year

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Teleconference and Webcast

Date: March 30, 2016

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free): 877-407-0782

Investor Dial-In (International): 201-689-8567

Live Web Cast: http://www.investorcalendar.com/IC/CEPage.asp?ID=174785

A replay of the teleconference will be available until April 13, 2016, which can be accessed by dialing 877-660-6853 if calling within the United States or 201-612-7415, if calling internationally. Please enter conference ID “13632469” to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2015 and 2014, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The Internet of Things (IoT), offer considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

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www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

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RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31,

	2015	2014
Net (loss) income	$(189,104)	$42,830
Interest expense, net	69,441	40,273
Provision for income taxes	197,072	201,853
Depreciation and amortization	273,507	275,236
EBITDA	350,916	560,192
Adjustments:
Stock-based compensation	14,383	15,046
Adjusted EBITDA	$365,299	$575,238

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
Revenues, net:
Product	$10,908,704	$10,973,544
Recurring	4,175,222	3,822,987
Total Net Revenues	15,083,926	14,796,531

Cost of Sales:
Product	5,734,954	6,504,630
Recurring	1,010,662	1,053,215
Total Cost of Sales	6,745,616	7,557,845

Gross Profit	8,338,310	7,238,686

Operating Expenses:
Research and development	1,605,667	1,312,488
Selling, general and administrative	6,381,727	5,366,006
Depreciation and amortization	273,507	275,236
Total Operating Expenses	8,260,901	6,953,730

Income from Operations	77,409	284,956

Other (Expenses) Income:
Interest (expense), net	(69,441)	(40,273)
Total Other (Expenses)	(69,441)	(40,273)

Income Before Provision for Income Taxes	7,968	244,683

Provision for Income Taxes	197,072	201,853

Net (Loss) Income	(189,104)	42,830

Accretion of preferred dividends and discount	(18,253)	(138,233)

Net loss attributable to common stockholders	$(207,357)	$(95,403)

Net loss per common share:
Net loss attributable to common stockholders per common share – basic	$(0.00)	$(0.00)
Net loss attributable to common stockholders per common share – diluted	$(0.00)	$(0.00)
Weighted Average Common Shares Outstanding – basic	125,859,903	125,035,612
Weighted Average Common Shares Outstanding – diluted	125,859,903	125,035,612

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